                                                                 EXHIBIT 10.34.1


                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


                                      among




                      ADVANCED FIBRE COMMUNICATIONS, INC.,
                                   as Borrower




                                     LENDERS

                           BANQUE NATIONALE DE PARIS,
                      as Arranger and Administrative Agent




                              BANK OF AMERICA, N.A.
                              as Syndication Agent




                                      as of
                                  July 29, 1999

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
ARTICLE 1. DEFINITIONS; TRANSITION FROM 1998 AGREEMENT..................................4
   Section 1.1.   Defined Terms.........................................................4
   Section 1.2.   Other Definitional Provisions.........................................4
   Section 1.3.   Transition from 1998 Agreement........................................5
ARTICLE 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS.............................5
   Section 2.1.   Revolving Credit Commitments..........................................5
   Section 2.2.   Procedure for Revolving Credit Borrowing..............................6
   Section 2.3.   Use of Proceeds of Loans..............................................6
   Section 2.4.   Repayment of Loans; Evidence of Debt..................................6
   Section 2.5.   Fees..................................................................7
   Section 2.6.   Optional Prepayments..................................................7
   Section 2.7.   Optional Termination or Reduction of Aggregate Revolving Credit
                  Commitment............................................................7
   Section 2.8.   Conversion and Continuation Options...................................8
   Section 2.9.   Minimum Amounts.......................................................8
   Section 2.10.  Interest Rates and Payment Dates......................................8
   Section 2.11.  Computation of Interest and Fees......................................9
   Section 2.12.  Inability to Determine Interest Rate..................................9
   Section 2.13.  Pro Rata Treatment and Payments......................................10
   Section 2.14.  Illegality...........................................................11
   Section 2.15.  Requirements of Law..................................................11
   Section 2.16.  Taxes................................................................13
   Section 2.17.  Indemnity............................................................16
   Section 2.18.  Other Fees...........................................................16
   Section 2.19.  Change of Lending Office.............................................16
ARTICLE 3. AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY...........................16
   Section 3.1.   L/C Commitment.......................................................16
   Section 3.2.   Procedure for Issuance of Letters of Credit..........................17
   Section 3.3.   Fees, Commissions and Other Charges..................................17
   Section 3.4.   L/C Participations...................................................18
   Section 3.5.   Reimbursement Obligation of the Borrower.............................19
   Section 3.6.   Obligations Absolute.................................................20
   Section 3.7.   Letter of Credit Payments............................................20
   Section 3.8.   Application..........................................................20
   Section 3.9.   Letters of Credit Post-Termination...................................20
ARTICLE 4. CONDITIONS PRECEDENT........................................................22
   Section 4.1.   Conditions to Initial Loans..........................................22
   Section 4.2.   Conditions to Each Loan..............................................23
   Section 4.3.   Continuing Representations...........................................24
ARTICLE 5. REPRESENTATIONS AND WARRANTIES..............................................24
   Section 5.1.   Financial Condition..................................................24
   Section 5.2.   No Change............................................................25
   Section 5.3.   Corporate Existence; Compliance with Law.............................25

   Section 5.4.   Corporate Power; Authorization; Enforceable Obligations..............25
   Section 5.5.   No Legal Bar.........................................................26
   Section 5.6.   No Material Litigation...............................................26
   Section 5.7.   No Default...........................................................26
   Section 5.8.   Ownership of Property; Liens.........................................26
   Section 5.9.   Intellectual Property................................................26
   Section 5.10.  Taxes................................................................27
   Section 5.11.  Federal Regulations..................................................27
   Section 5.12.  Employee Benefits....................................................27
   Section 5.13.  Investment Company Act: Other Regulations............................27
   Section 5.14.  Subsidiaries.........................................................27
   Section 5.15.  Environmental Matters................................................27
   Section 5.16.  Accuracy and Completeness of Information.............................29
   Section 5.17.  Projections..........................................................29
   Section 5.18.  Solvency.............................................................30
ARTICLE 6. AFFIRMATIVE COVENANTS.......................................................30
   Section 6.1.   Financial Statements.................................................30
   Section 6.2.   Certificates; Other Information......................................31
   Section 6.3.   Payment of Obligations...............................................31
   Section 6.4.   Conduct of Business and Maintenance of Existence.....................31
   Section 6.5.   Maintenance of Property; Insurance...................................31
   Section 6.6.   Inspection of Property; Books and Records; Discussions...............32
   Section 6.7.   Notices..............................................................32
   Section 6.8.   Year 2000 Compliant..................................................32
ARTICLE 7. NEGATIVE COVENANTS..........................................................33
   Section 7.1.   Financial Condition Covenants........................................33
   Section 7.2.   Limitation on Indebtedness...........................................33
   Section 7.3.   Limitation on Liens..................................................34
   Section 7.4.   Limitation on Guarantee Obligations..................................36
   Section 7.5.   Limitation on Fundamental Changes....................................36
   Section 7.6.   Limitation on Sale of Assets.........................................37
   Section 7.7.   Limitation on Restricted Payments....................................37
   Section 7.8.   Limitation on Investments............................................38
   Section 7.9.   Limitation on Transactions with Affiliates...........................38
   Section 7.10.  Limitation on Sales and Leasebacks...................................39
   Section 7.11.  Limitation on Changes in Fiscal Year or Accounting Treatment.........39
   Section 7.12.  Limitation on Lines of Business......................................39
   Section 7.13.  No New Restrictions on Subsidiary Dividends..........................39
ARTICLE 8. EVENTS OF DEFAULT...........................................................39
ARTICLE 9. THE ADMINISTRATIVE AGENT....................................................43
   Section 9.1.   Appointment..........................................................43
   Section 9.2.   Delegation of Duties.................................................43
   Section 9.3.   Exculpatory Provisions...............................................43
   Section 9.4.   Reliance by Administrative Agent.....................................43
   Section 9.5.   Notice of Default....................................................44
   Section 9.6.   Non-Reliance on Administrative Agent, and Other Lenders..............44

   Section 9.7.   Indemnification......................................................45
   Section 9.8.   Agent in Its Individual Capacity.....................................45
   Section 9.9.   Successor Agent......................................................45
   Section 9.10.  Syndication Agent....................................................45
ARTICLE 10. MISCELLANEOUS..............................................................46
   Section 10.1.  Amendments and Waivers...............................................46
   Section 10.2.  Notices..............................................................47
   Section 10.3.  No Waiver; Cumulative Remedies.......................................47
   Section 10.4.  Survival of Representations and Warranties...........................47
   Section 10.5.  Payment of Expenses and Taxes........................................47
   Section 10.6.  Successors and Assigns; Participations and Assignments...............48
   Section 10.7.  Adjustments; Setoff..................................................50
   Section 10.8.  Counterparts.........................................................51
   Section 10.9.  Severability.........................................................51
   Section 10.10. Integration..........................................................51
   Section 10.11. Governing Law........................................................51
   Section 10.12. Submission To Jurisdiction Waivers...................................52
   Section 10.13. Acknowledgments......................................................52
   Section 10.14. Waivers of Jury Trial................................................53
   Section 10.15. Confidentiality......................................................53

EXHIBITS
A  Definitions
B  Note
C  Legal Opinion
D  Notice of Borrowing (Drawing)
E  Notice of Borrowing (Conversion)
F  Notice of Borrowing (Continuation)
G  Certificate of Responsible Officer
H  Assignment and Acceptance

SCHEDULES

1.3 Loans and Letters of Credit Outstanding under the 1998 Agreement as of the Closing Date
5.6   Material Litigation
5.14  List of Subsidiaries
5.15  Environmental Matters
7.2   List of Indebtedness
7.3   List of Liens
7.4   Guarantee Obligations

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made as of July 29, 1999, among ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the LENDERS from time to time parties hereto (including their Assignees), BANQUE NATIONALE DE PARIS, a French banking association, as arranger and administrative agent (the "Administrative Agent"), and BANK OF AMERICA, N.A. (formerly known as Bank of America National Trust and Savings Association), a national banking association, as syndication agent (the "Syndication Agent").


      WHEREAS, the Administrative Agent, the Syndication Agent, the Lenders and the Borrower are parties to the Revolving Credit Agreement, dated July 30, 1998, as amended by that First Amendment to Revolving Credit Agreement, dated February 1, 1999 (collectively, the "1998 Agreement");


     WHEREAS, the 1998 Agreement terminates on July 29, 1999 unless extended;
and


     WHEREAS, the Borrower has requested that the 1998 Agreement be extended and the Lenders, the Administrative Agent and the Syndication Agent are willing to do so subject to the terms and conditions set forth herein, and each of the parties of the 1998 Agreement, for convenience of reference, has agreed to extend, amend and restate the 1998 Agreement as provided in this Agreement;


     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the 1998 Agreement agree that the 1998 Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:


                                   ARTICLE 1.
                   DEFINITIONS; TRANSITION FROM 1998 AGREEMENT

     SECTION 1.1. DEFINED TERMS. As used in this Agreement, terms defined in Exhibit A hereto shall have the meanings assigned to such terms in such exhibit.

     SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document prepared for the purposes hereof.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Exhibit A and accounting terms partly defined in Exhibit A, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 1.3. TRANSITION FROM 1998 AGREEMENT. Upon execution and delivery of this Agreement and satisfaction of the conditions set forth in Section 4.1, all Loans advanced to the Borrower pursuant to the 1998 Agreement and outstanding as of the Closing Date and all Letters of Credit issued pursuant to the 1998 Agreement and outstanding as of the Closing Date shall be deemed to be issued and outstanding under this Agreement. The Borrower, the Administrative Agent (on behalf of the Lenders) and the Issuing Lenders hereby acknowledge and agree that those Loans and Letters of Credit listed on Schedule 1.3 attached hereto are outstanding under the 1998 Agreement as of the Closing Date.


                                   ARTICLE 2.
                AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

     SECTION 2.1. REVOLVING CREDIT COMMITMENTS.

          (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period; provided, that, after giving effect to the making of each such Loan (i) the sum of (1) the aggregate outstanding principal amount of all Loans made by all the Lenders hereunder and (2) the aggregate amount of the L/C Obligations then outstanding shall not exceed the Aggregate Revolving Credit Commitment then in effect and (ii) each Lender's Available Revolving Credit Commitment shall not be less than $0. During the Commitment Period, the Borrower may use the Aggregate Revolving Credit Commitment by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Aggregate Revolving Credit Commitment shall terminate on the Termination Date unless earlier terminated in accordance with this Agreement. The Borrower may request a 364-day extension of the Termination Date at any time (and may do so more than once), and the Termination Date shall be extended upon, but only upon, the unanimous written consent of all the Lenders. The Lenders shall have no obligation to agree to any extension. Any such extension shall be subject to payment by the Borrower of extension fees, to be mutually agreed upon among the Borrower, the Lenders and the Administrative Agent.

          (c) The Loans may from time to time be (i) LIBO Loans or (ii) Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.8, provided, that no Loan shall be made as a LIBO Loan after the day that is one month prior to the Termination Date.

          (d) The Borrower may, from time to time during the Commitment Period, request that Letters of Credit be issued on its behalf in the aggregate principal amount (together with any Reimbursement Obligations) not to exceed the L/C Commitment and otherwise in accordance with Article 3 hereof. The L/C Commitment is a subportion of the Aggregate Revolving Credit Commitment, and each issuance of a Letter of Credit shall reduce the Available Revolving Credit Commitment by a like amount.

     SECTION 2.2. PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow Loans under the Aggregate Revolving Credit Commitment during the Commitment Period on any Business Day, provided, that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (Drawing), which notice must be received by the Administrative Agent prior to 11:00 A.M., San Francisco time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially LIBO Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise, specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of LIBO Loans or Base Rate Loans and (iv) if the borrowing is to be entirely or partly of LIBO Loans, the amount of each Type and the length of the initial Interest Period therefor. Each Loan under the Aggregate Revolving Credit Commitment shall be in an amount not less than $5,000,000 and in increments of $1,000,000. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 10.2 prior to 1:00 P.M., San Francisco time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the Payment Account with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     SECTION 2.3. USE OF PROCEEDS OF LOANS. The proceeds of the Loans shall be utilized by the Borrower for general corporate purposes of the Borrower, including acquisitions.

     SECTION 2.4. REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent the then unpaid principal amount of each Loan on the Termination Date (or such earlier date on which such Loans become due and payable hereunder). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time owing by it from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.10.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c)  The Administrative Agent shall maintain the Register pursuant to
Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each applicable Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon request of any Lender through the Administrative Agent, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Note").

     SECTION 2.5. FEES.

          (a) FACILITY FEE. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a facility fee for each day during the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the rate per annum equal to 0.30% per annum on the average daily unused portion of the Revolving Credit Commitment of such Lender during the period for which payment is made. Such facility fee shall be payable
(A) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on September 30, 1999, for the fiscal quarter ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and (B) on the Termination Date or any earlier date on which the obligation of the Lenders to make Loans available hereunder is terminated in accordance with this Agreement.

          (b) EXTENSION FEE. The Borrower shall pay to the Administrative Agent on the Closing Date, for the account of each Lender, a one-time extension fee, computed by multiplying each Lender's Revolving Credit Commitment by 0.10 percent.

     SECTION 2.6. OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans made to it in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of Base Rate Loans, one Business Day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 A.M., San Francisco time, on the date upon which such notice is due), specifying the date and amount of prepayment and whether the prepayment is of LIBO Loans or Base Rate Loans. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.1 and accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of not less than $5,000,000 and in increments of $1,000,000.

     SECTION 2.7. OPTIONAL TERMINATION OR REDUCTION OF AGGREGATE REVOLVING CREDIT COMMITMENt. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount thereof; provided, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans, made on the effective date thereof, the sum of (a) the aggregate principal amount of the Loans then outstanding and (b) the L/C Obligations then outstanding, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount not less than $5,000,000 and in increments of $1,000,000 and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.

     SECTION 2.8. CONVERSION AND CONTINUATION OPTIONS.

          (a) The Borrower may elect from time to time to convert LIBO Loans to Base Rate Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing (Conversion) by 11:00 A.M., San Francisco time, at least one Business Day prior to the requested date of conversion; provided, that any such conversion of LIBO Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBO Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing (Conversion) by 11:00 A.M., San Francisco time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing (Conversion) with respect to a conversion to LIBO Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBO Loans and Base Rate Loans may be converted as provided herein, provided, that (i) no Loan may be converted into a LIBO Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Base Rate Loan may be converted into a LIBO Loan after the date that is one month prior to the Termination Date.

          (b) Any LIBO Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing (Continuation), in accordance with the applicable provisions of the term "Interest Period" set forth in Exhibit A, setting forth (among other things) the length of the next Interest Period to be applicable to such Loans, provided, that (i) no Loan may be continued as a LIBO Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate and (ii) no Loan may be continued as a LIBO Loan after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof.

     SECTION 2.9. MINIMUM AMOUNTs. All borrowings, conversions and continuations of the Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of each Loan shall be not less than $5,000,000 and in increments of $1,000,000.

     SECTION 2.5. INTEREST RATES AND PAYMENT DATES.

          (a) Each LIBO Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate determined for such day plus the Applicable Margin with respect thereto.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin with respect thereto.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any Reimbursement Obligation, (iv) any facility fee or (v) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, Reimbursement Obligation, facility fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of any such overdue interest, Reimbursement Obligation, facility fee or other amount (including, without limitation, fees, and commissions on Letters of Credit), the rate which would have been applicable thereto if such amount were principal of a Base Rate Loan plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date (provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand) and shall be payable to the Administrative Agent (for the ratable account of the Lenders holding the obligations on account of which such interest was paid).

     SECTION 2.6. COMPUTATION OF INTEREST AND FEES.

          (a) Interest determined on the basis of the LIBO Rate shall be calculated on the basis of the actual number of days elapsed over a 360-day year. Facility fees and interest determined on the basis of the Base Rate shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBO Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of a fee, interest rate or interest payment by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

     SECTION 2.12. INABILITY TO DETERMINE INTEREST RATe. If prior to the determination of the LIBO Rate with respect to any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period;

          (b) the Administrative Agent shall have received notice from any Lender that deposits in Dollars in the principal amounts of the LIBO Loans to which such Interest Period is to be applicable are not generally available in the London interbank market for a period equal to such Interest Period; or

          (c) the Administrative Agent shall have received notice from the Required Lenders that the LIBO Rate to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBO Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBO Loans shall be converted to or continued as Base Rate Loans and (z) any outstanding LIBO Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBO Loans under the Aggregate Revolving Credit Commitment shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBO Loans.

SECTION 2.13. PRO RATA TREATMENT AND PAYMENTS.

          (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective relevant Revolving Credit Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by the Borrower on account of principal of and (subject to the provisions of Section 2.14) interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., San Francisco time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in Section 10.2 (or at such other office as the Administrative Agent may from time to time specify), in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's relevant Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

          (c) Notwithstanding anything to the contrary contained herein, in the event that the Administrative Agent shall make any payment to a Lender on account of amounts owing to such Lender by the Borrower hereunder and the Administrative Agent either (i) shall not receive the corresponding amount from the Borrower or (ii) shall be required to be return such amount to the Borrower, such Lender shall (upon the request of the Administrative Agent) promptly return to the Administrative Agent the amount of such payment.

     SECTION 2.14. ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBO Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBO Loans, continue LIBO Loans as such and convert Base Rate Loans to LIBO Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as LIBO Loans, if any, shall be converted automatically to Base Rate Loans, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBO Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the relevant Lenders such amounts, if any, as may be required pursuant to Section 2.17.

     SECTION 2.15. REQUIREMENTS OF LAW.

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, or any LIBO Loan, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16, changes in the rate of or the imposition of net income taxes and franchise taxes (in lieu of net income taxes)) imposed on such Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBO Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section (accompanied by a statement as to the amount of such compensation and a summary of the basis for such demand with detailed calculations) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to this Section with a replacement financial institution; provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to this Section, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.17 if any LIBO Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section
10.6 (provided, that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrower shall pay to the replaced Lender all additional amounts (if any) owing pursuant to this Section.

     SECTION 2.16. TAXES.

          (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary, or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made, provided, however, that the Borrower shall not be required to increase any such amounts paid to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this Section. Whenever any Non-Excluded Taxes are payable by the Borrower, within thirty days of such payment the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest, penalties or expenses that may become payable by the Administrative Agent or any

Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender is able to claim any exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent and the Borrower, to deliver to the Administrative Agent:

               (i) if such Lender is able to claim any exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender is able to claim any interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (e) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (f) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Borrower to such Lender, such Lenders agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (e) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (b) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including fees and expenses of counsel). The obligation of the Lenders under this subsection shall survive the payment of all obligations and the resignation or replacement of the Administrative Agent.

          (g) Each of the Lenders and the Administrative Agent agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates as are reasonably required and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or Affiliate may be entitled to claim in respect of all or a portion of any Non-Excluded Taxes that are otherwise required to be paid or deducted or withheld pursuant to this
Section in respect of any payments under this Agreement or under the Notes. Upon any sale to a Participant or assignment to an Assignee pursuant to Section 10.6 hereof, the Assignee or the Participant of a Lender shall not be entitled to receive pursuant to Section 2.16(a) an amount which is greater than the amount payable pursuant to such transferring Lender unless such Assignee or Participant is entitled to claim an exemption from or reduction of United States withholding tax and has complied with the requirements of Section 2.16(b).

          (h) To the extent that the undertaking to indemnify and reimburse the Administrative Agent and the Lenders set forth in this Section may be invalid and/or unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment of the Non-Excluded Taxes imposed on the Administrative Agent and the Lenders.

          (i) Within thirty days after receiving a written request from the Borrower, a Lender or the Administrative Agent shall, at the Borrower's expense, use commercially reasonable efforts to apply for a refund of Non-Excluded Taxes (including interest and penalties, if any) as to which the Lender or the Administrative Agent has been indemnified pursuant to this Section.

     SECTION 2.17. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of LIBO Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBO Loans on a day which is not the last day of an Interest Period with respect thereto. Any Lender requesting indemnification pursuant to this Section shall deliver to the Borrower, concurrently with such demand, a written statement in reasonable detail as to such losses and expenses, and such statement shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     SECTION 2.18. OTHER FEES. The Borrower agrees to pay to the Administrative Agent on the Closing Date, for its own account, a non-refundable administrative agency fee pursuant to a letter agreement between the Borrower and the Administrative Agent dated July 9, 1999.

     SECTION 2.19. CHANGE OF LENDING OFFICE.

          (a) Each Lender agrees that if it makes any demand for payment under Sections 2.14 or 2.16(a), or if any adoption or change of the type described in
Section 2.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Sections 2.14 or 2.16(a), or would eliminate or reduce the effect of any adoption or change described in Section 2.15.

          (b) Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to receive any amount under Sections 2.14, 2.15 or 2.16(a) as a result of the transfer of any LIBO Loan to a lending office which is greater than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.


                                   ARTICLE 3.
                AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

     SECTION 3.1. L/C COMMITMENT.

          (a) Subject to the terms and conditions hereof, each of the Issuing Lenders, in reliance on the agreements of the Lenders set forth in Section 3.4(a), agrees to issue Letters of Credit for the account of the Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided, that no Issuing Lender shall be obliged to issue any Letter of Credit if, after giving effect to such issuance,
(i) the L/C Obligations would exceed the L/C Commitment, (ii) the sum of the aggregate outstanding principal amount of all Loans made by the Lenders and of the L/C Obligations then outstanding would exceed the Aggregate Revolving Credit Commitment then in effect, or (iii) any Lender's Available Revolving Credit Commitment would be less than $0.

          (b) Each Letter of Credit shall (i) be denominated in Dollars, unless otherwise approved by the Issuing Lenders; (ii) be in a minimum dollar amount of $100,000, unless otherwise approved by the Issuing Lenders; (iii) if a Standby Letter of Credit, be issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Borrower or any of its Subsidiaries in the ordinary course of business; (iv) if a Standby Letter of Credit, expire no later than two years after the date of its issuance; and (v) if a Commercial Letter of Credit, expire no later than ninety days after the date of its issuance.

          (c) Each Commercial Letter of Credit shall be subject to the Uniform Customs and each Standby Letter of Credit shall, at the discretion of the Issuing Lender, be subject either to the Uniform Customs or to the ISP98, except that rule 5.09 of the ISP98 shall not be applicable; notwithstanding anything to the contrary in any Application or other document related to any Letter of Credit.

          (d) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     SECTION 3.2. PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may request that any Issuing Lender issue a Letter of Credit at any time during the Commitment Period by delivering to an Issuing Lender at its address for notices specified herein (with a copy to the Administrative Agent) an Application therefor, completed to the satisfaction of the applicable Issuing Lender, and such other certificates, documents and other papers and information as the applicable Issuing Lender may reasonably request. Each such Application shall be irrevocable and shall be delivered to the Issuing Lender (with a copy to the Administrative Agent), together will all necessary supporting material and information, not less than three Business Days before the requested issuance date. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures. At least one Business Day prior to the issuance of any Letter of Credit, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing, including electronic means) that the Administrative Agent has received a copy of the Application, and, unless such Issuing Lender has received notice on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit from the Administrative Agent directing such Issuing Lender not to issue the requested Letter of Credit because such issuance would not be consistent with the terms and conditions of this Agreement, then such Issuing Lender shall issue a Letter of Credit on the requested issuance date for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. The applicable Issuing Lender shall furnish to the Borrower and the Administrative Agent a copy of each Letter of Credit issued by such Issuing Lender, promptly following the issuance thereof. Requests for amendments shall be submitted and processed in a like manner.

     SECTION 3.3. FEES, COMMISSIONS AND OTHER CHARGES.

          (a) The Borrower shall pay to the Administrative Agent letter of credit fees as follows: (i) in connection with all outstanding L/C Obligations during the calculation period, a fee for the ratable account of the applicable Issuing Lender and the L/C Participants equal to the Applicable Margin then in effect for the Loans which are LIBO Loans on the average daily outstanding L/C Obligations during such calculation period; and (ii) in connection with each Letter of Credit a fee for the account of the Issuing Lender of such Letter of Credit equal to 0.25 percent of the portion of such Letter of Credit which is not such Issuing Lender's Risk Participation. Such fees shall be payable to the Administrative Agent, in arrears on each L/C Fee Payment Date and on the Termination Date.

          (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary fees, costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

     SECTION 3.4. L/C PARTICIPATIONS.

          (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for the L/C Participant's own account and risk an undivided interest equal to the L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided, that, if such demand is made prior to 9:00 A.M., San Francisco time, on a Business Day, such L/C Participant shall make such payment to the Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average federal funds rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not in fact made available to an Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing to such Issuing Lender under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will promptly distribute to such L/C Participant its Revolving Credit Commitment Percentage thereof; provided, however, that in the event that any such payment received by such Issuing Lender and distributed to the L/C Participants shall be required to be returned by such Issuing Lender, each such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

     SECTION 3.5. REIMBURSEMENT OBLIGATION OF THE BORROWER.

          (a) The Borrower agrees to reimburse the applicable Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit issued by such Issuing Lender for the account of the Borrower and paid by such Issuing Lender, provided, that such Issuing Lender provides notice to the Borrower prior to 9:00 A.M., San Francisco time, on such Business Day and otherwise the Borrower will reimburse the Issuing Lender on the next succeeding Business Day; provided, further, that the failure to provide such notice shall not affect the absolute and unconditional obligation of the Borrower to reimburse the applicable Issuing Lender for any draft paid under any Letter of Credit issued by it. The applicable Issuing Lender shall provide notice to the Borrower on such Business Day as a draft is presented and paid by such Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the currency in which such Letter of Credit was denominated and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection from the date such amounts become payable until payment in full at the rate provided in Section 2.10(c) with respect to due and unpaid Reimbursement Obligations.

          (c) Each drawing prior to the Termination Date under any Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing of Base Rate Loans which Loans shall be used to reimburse the Issuing Lender as required by this subsection. The making of such Loans shall be deemed a payment of amounts owing pursuant to paragraph (b) to the extent of such Loans. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

     SECTION 3.6. OBLIGATIONS ABSOLUTE.

          (a) The Reimbursement Obligations of the Borrower under Section 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

          (b) The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Reimbursement Obligations of the Borrower under Section 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) No Issuing Lender with respect to any Letter of Credit nor any L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

          (d) The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower.

     SECTION 3.7. LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender thereof to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.8. APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article 3, the provisions of this Article 3 shall apply.

     SECTION 3.9. LETTERS OF CREDIT POST-TERMINATION.

          (a) To the extent permitted by Section 3.1, an Issuing Lender may issue a Letter of Credit having an expiration date later than the Termination Date. In such case, not later than five Business Days prior to the Termination Date, the Borrower shall deliver to such Issuing Lender for its benefit, U.S. Dollars in an amount equal to 110 percent of the outstanding available amount of all Letters of Credit issued by such Issuing Lender having an expiration date later than the Termination Date (the "Collateral"). The Borrower shall thereafter maintain Collateral in such amount until all such Letters of Credit have expired and all payments by such Issuing Lenders with respect to such Letters of Credit have been reimbursed; provided, however, that the amount of the Collateral may be reduced from time to time (i) in the amount of 110 percent of the available amount of any Standby Letter of Credit ten days following expiration of such Standby Letter of Credit if no amount has been drawn under such Letter of Credit, (ii) in the amount of 110 percent of reimbursement by the Borrower to the applicable Issuing Lender in connection with any drawing under any Standby Letter of Credit which drawing permanently reduces the amount available under such Standby Letter of Credit, and (iii) in the amount of 110 percent of reimbursement by the Borrower to the applicable Issuing Lender in connection with any drawing under any Commercial Letter of Credit; provided, further, that in all events and notwithstanding any other provision of this Agreement, the Borrower shall cause to be maintained with the applicable Issuing Lender at all times Collateral in an amount at least equal to 110 percent of the sum of the outstanding undrawn amount of all outstanding Letters of Credit issued by such Issuing Lender and all outstanding and unpaid Reimbursement Obligations with respect thereto; provided, further, that the applicable Issuing Lender holding any Collateral shall account to the Borrower for interest on such Collateral which shall be calculated at a rate equal to the one-month Eurodeposit rate of the applicable Issuing Lender.

          (b) The Borrower hereby agrees that the Collateral shall be pledged to the applicable Issuing Lender as security for the payment of the Reimbursement Obligations (including contingent obligations) of the Borrower with respect to the Letters of Credit issued by such Issuing Lender and for the payment and performance of all other obligations in respect thereto, including the payment of fees, commissions and expenses. The Borrower hereby represents, warrants and covenants: (i) that the Collateral shall not be subject to any other lien or security interest, (ii) that the applicable Issuing Lender shall at all times from and after the delivery of the Collateral until satisfaction in full of all Reimbursement Obligations have a first priority and perfected security interest in the Collateral, (iii) that the Borrower shall take all actions reasonably requested by the applicable Issuing Lender to preserve, protect and evidence such first priority and perfected security interest, including, without limitation, execution, delivery and (where appropriate) filing of UCC financing statements and written notices to any financial institution with whom the Collateral may be deposited.

          (c) In consideration of the grant of said security interest, delivery of the Collateral and delivery of such additional documents, instruments, filings and other writings as the applicable Issuing Lender may reasonably request, all as provided in this Section, effective on the Termination Date, the Administrative Agent, the Issuing Lenders, and the Lenders shall release the Borrower from all obligations under this Agreement other than (x) the obligations contained in or referenced in this Section, (y) the Reimbursement Obligations and all other obligations of the Borrower to the applicable Issuing Lender with respect to those Letters of Credit issued by such Issuing Lender which remain outstanding, and (z) such obligations of the Borrower and such rights of the Administrative Agent and the Lenders as are expressly stated in this Agreement to survive termination of this Agreement; provided, however, that no such release shall occur or shall be deemed to have occurred and all obligations of the Borrower hereunder, including all covenants contained herein, shall continue in full force and effect if as of the Termination Date (i) the Borrower shall not have delivered the Collateral to the applicable

Issuing Lender(s) or shall have failed to satisfy any other term or condition of this Section, or (ii) any Loan shall be not have been repaid in full, or (iii) any other amount (whether interest, fees or expenses) due but which shall not have been paid, or (iv) any Default or Event of Default shall have occurred and be continuing as of the Termination Date.

          (d) The applicable Issuing Lender may at any time apply all or any portion of the Collateral held by it to the payment of any (i) fees, commissions or other charges payable by the Borrower with respect to any Letter of Credit issued by it, or (ii) any Reimbursement Obligation which has become payable to it, in all cases in accordance with the terms and conditions of this Agreement. Any Reimbursement Obligation which becomes due and payable after the Termination Date and which is not immediately paid in accordance with Section 3.5 shall bear interest as provided in Subsection 2.10(c) with respect to due and unpaid Reimbursement Obligations.

          (e) The Borrower shall continue to pay all fees, commissions and other charges with respect to Letters of Credit outstanding after the Termination Date as provided in Section 3.3 of this Agreement until all Letters of Credit have expired or otherwise terminated. Fees set forth in Subsection 3.3(a) shall be payable to the applicable Issuing Lender (instead of the Administrative Agent) in arrears on each L/C Fee Payment Date and on the date that the last outstanding Letter of Credit expires or otherwise terminates.


          (f) Subject to this Section including satisfaction of the conditions set forth in subsection (c), the rights and obligations of each Lender under
Section 3.4 of this Agreement as an L/C Participant shall terminate after the Termination Date (including all rights of the L/C Participants to fees payable under Section 3.3(c) hereof) except with respect to Letters of Credit which remain outstanding for which such Lender is the Issuing Lender.


                                   ARTICLE 4.
                              CONDITIONS PRECEDENT

     SECTION 4.1. CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loans and other extensions of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or other extension of credit, of the following conditions precedent:

          (a)  CREDIT DOCUMENTS. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, and (ii) if requested by any Lender prior to the Closing Date, the appropriate Note for such Lender.

          (b) CORPORATE PROCEEDINGS OF THE BORROWER. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (c) BORROWER INCUMBENCY CERTIFICATE. The Administrative Agent shall have received a Certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Credit Document satisfactory in form and substance to the Administrative Agent.

          (d) CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation, bylaws, and investment policy of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

          (e) LEGAL OPINIONS. The Administrative Agent shall have received the executed legal opinion of Brobeck Phleger & Harrison LLP, counsel to the Borrower, substantially in the form of Exhibit C.

          (f) FEES. Each of the Administrative Agent and the Syndication Agent shall have received the fees to be received on the Closing Date referred to in Sections 2.5 and 2.18 and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced a reasonable time prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower and its Subsidiaries hereunder or under any other Credit Document.

     SECTION 4.2. CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan (including any conversion of one Type to another or any continuation of a Loan) to be made by it on any date and of the Issuing Lender to issue any Letter of Credit (including, without limitation, any Loan to be made or Letter of Credit to be issued on the Closing Date) is subject to the satisfaction of the following conditions precedent:

          (a)  NOTICES. (i) In the case of each borrowing of a Loan pursuant to
Section 2.2 of this Agreement, the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing (Drawing) in the form of Exhibit D attached hereto, duly completed and executed by a Responsible Officer, not later than the dates and times prescribed in Section 2.2; (ii) in the case of each conversion of a Loan pursuant to Section 2.8(a) of this Agreement, the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing (Conversion) in the form of Exhibit E attached hereto, duly completed and executed by a Responsible Officer, not later than the dates and times prescribed in Section 2.8(a); (iii) in the case of each continuation of a Loan pursuant to
Section 2.8(b) of this Agreement, the Borrower shall have delivered to the Administrative Agent a Notice of Borrowing (Continuations) in the form of Exhibit F attached hereto, duly completed and executed by a Responsible Officer, not later than the dates and times prescribed in Section 2.8(b); and (iv) in the case of each Letter of Credit, the Borrower shall have provided such notice, including execution and delivery of an Application, if required, as may be required under Article 3 hereof.

          (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower requesting such Loan or other extension of credit in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except to the extent that such representations and warranties are given as of an earlier date, in which case, they shall be true and correct in all material respects as of such earlier date.

          (c) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and other extensions of credit requested to be made on such date.

          (d) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since December 31, 1998, which has or is reasonably likely, in the opinion of the Required Lenders, to have a material adverse effect on the business, financial condition, financial performance, or properties of the Borrower and its Subsidiaries, taken as a whole.

          (e) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     SECTION 4.3. CONTINUING REPRESENTATIONS. Each borrowing (including each conversion and each continuation of any borrowing) and each request for issuance of a Letter of Credit by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in Section 4.2 have been satisfied.


                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower hereby represents and warrants to each Lender and the Administrative Agent as follows:

     SECTION 5.1. FINANCIAL CONDITION.

          (a) The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1999 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term hedging commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

          (c) During the period from December 31, 1998 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1998.

     SECTION 5.2. NO CHANGE. Since December 31, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 5.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to maintain such status could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 5.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Borrower is a party. This Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION 5.5. NO LEGAL BAR. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Credit Documents (a) will not violate the Certificate of Incorporation or Bylaws of the Borrower or any material Requirement of Law or any material Contractual Obligation applicable to or binding upon the Borrower or any of its Subsidiaries or any of their respective properties or assets, in any manner and (b) will not result in the creation or imposition of any Lien on any properties or assets of the Borrower or any of its Subsidiaries pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations.

     SECTION 5.6. NO MATERIAL LITIGATION. Except to the extent described in
Schedule 5.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries, or against any of its or their respective properties or revenues, with respect to any Credit Document, the Loans made hereunder, the use of proceeds thereof, or any drawings under a Letter of Credit and the other transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect and all applicable waiting periods have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated hereby or thereby or which would be reasonably likely to have a Material Adverse Effect.

     SECTION 5.7. NO DEFAULT. None of the Borrower or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 5.8. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold or license interest in, all its other property (except Intellectual Property), and none of such property is subject to any Lien except as permitted by Section 7.3.

     SECTION 5.9. INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the best of Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.10. TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed; to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge which would reasonably be likely to have a Material Adverse Effect.

     SECTION 5.11. FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect except in compliance with said Regulation U. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U, as the case may be.

     SECTION 5.12 EMPLOYEE BENEFITS. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     SECTION 5.13. INVESTMENT COMPANY ACT: OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

     SECTION 5.14. SUBSIDIARIES. On the Closing Date, the Subsidiaries of the Borrower, their jurisdiction of incorporation and the percentage of the Capital Stock thereof which is owned (directly or indirectly) by the Borrower shall be as set forth on Schedule 5.14.

     SECTION 5.15. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.15:

          (a) none of the Borrower, any of its Subsidiaries or any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, nor has the Borrower or any of its Subsidiaries received any notice of the foregoing, except, in each case, for any matter that, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect;

          (b) none of the Borrower or any of its Subsidiaries is or has been the owner or operator of any Property that has any of the following that would reasonably be likely to have a Material Adverse Effect: (i) any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent; (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment; (iii) any asbestos-containing material or any Contaminant; (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

          (c) to the best of the Borrower's knowledge, no Environmental Lien has attached to any Property of the Borrower or any of its Subsidiaries that would reasonably be likely to have a Material Adverse Effect;

          (d) there have been no Releases of any Contaminants into the environment in reportable quantities by the Borrower or any of its Subsidiaries or, to the best of the Borrower's knowledge, any other Person that would reasonably be likely to have a Material Adverse Effect;

          (e) to the best of the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment that would reasonably be likely to have a Material Adverse Effect;

          (f) neither the Borrower nor any of its Subsidiaries has disposed of or sent or directly arranged for the transport of any waste or Contaminant at or to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list, or any other location the effect of which would reasonably be likely to have a Material Adverse Effect;

          (g) no present or past Property of the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Borrower and its Subsidiaries are unaware of any conditions on such Property that would qualify such Property for inclusion on any such list, except, in either case, where such listing would not reasonably be likely to have a Material Adverse Effect;

          (h) neither the Borrower nor any of its Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Credit Documents or, to the extent such acts are applicable to any such property, the Borrower or the relevant Subsidiary has fully complied with the requirements of such acts. except where the failure to comply would not reasonably be likely to have a Material Adverse Effect;

          (i) neither the Borrower nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liabilities or potential liabilities under any Environmental, Health or Safety Requirements of Law except where (i) such assumption would not reasonably be likely to have a Material Adverse Effect or (ii) the Borrower has received a written indemnity with respect to such liabilities or potential liabilities (as the case may be) from a Person (other than the Borrower or any of its Subsidiaries) who would reasonably be expected to pay in full all reasonable claims in respect of such indemnity; and

          (j) the Borrower and each of its Subsidiaries has obtained, and is in compliance with, all permits, approvals, registrations, authorization licenses, variances, facility security clearances and personnel security clearances, and all permissions required from a Governmental Authority, required under the Environmental, Health or Safety Requirements of Law, except where the failure to obtain or comply therewith would not, in the aggregate, reasonably be likely to have a Material Adverse Effect.

     SECTION 5.16. ACCURACY AND COMPLETENESS OF INFORMATIOn. The factual statements contained in the financial statements referred to in Sections 4.1(a) and (b), the Credit Documents (including the schedules thereto) and any other certificates or documents furnished or to be furnished to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Borrower and its Subsidiaries, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Borrower or any of its Subsidiaries.

     SECTION 5.17. PROJECTIONs. Each of the Borrower's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith on the basis of the assumptions accompanying them, and such projections and assumptions as of the date of preparation thereof were, and as of the Closing Date are, reasonable in light of the then current and foreseeable business conditions and prospects of the Borrower and its Subsidiaries and represented management's opinion of the Borrower's and its Subsidiaries' projected financial performance based on the information available to the Borrower at the time so furnished, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

     SECTION 5.18. SOLVENCy. The Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

                                   ARTICLE 6.
                              AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Aggregate Revolving Credit Commitment remains in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     SECTION 6.1. FINANCIAL STATEMENTS. Furnish to the Administrative Agent (who shall promptly forward such documents to the Lenders):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower after the Closing Date, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). To the extent that they include the information required to be delivered to the Administrative Agent by Section 6.1(a) and (b), the delivery of the financial statements and reports which the Borrower files with the SEC pursuant to Section 6.2 shall be deemed to satisfy the requirements of this Section 6.1. If any information required by Section 6.1(a) and (b) is not included in such statements and reports, the Borrower shall forward it to the Administrative Agent within the time frames established in Section 6.1(a) and
(b).

     SECTION 6.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (who shall promptly forward such documents to the Lenders):

          (a) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit G;

          (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders or debtholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

          (c) promptly, such additional financial and other information as any Lender (acting through the Administrative Agent) may from time to time reasonably request.

     SECTION 6.3. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     SECTION 6.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

          (a) Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted pursuant to Section 7.5 and (ii) to the extent that the failure to maintain or preserve such rights, privileges and franchises would not reasonable be expected to have a Material Adverse Effect.

          (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     SECTION 6.5. MAINTENANCE OF PROPERTY; INSURANCE.

          (a) Keep all property useful and necessary in its business in good working order and condition ordinary wear and tear excepted; provided, that nothing contained in this Section shall be deemed to prohibit the Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any such property if such discontinuance (i) is, in the reasonable judgment of the Borrower or such Subsidiary, necessary or appropriate in the conduct of its business, (ii) is otherwise permitted by this Agreement and (iii) would not be reasonably likely to have a Material Adverse Effect.

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

     SECTION 6.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (subject to applicable Requirements of Law concerning classified information and to the rights of any tenants or licensees of such properties and confidentiality or non-disclosure obligations by third parties) permit representatives of the Administrative Agent (or, after the occurrence and during the continuance of any Event of Default under paragraph (a) of Article 8, any Lender) to, at the cost of the Administrative Agent at any time other than during the occurrence of a Default or an Event of Default, visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (upon reasonable written notice) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants. All reasonable costs and expenses incurred by the Administrative Agent as a result of any inspections, audits and examinations conducted pursuant to this Section shall be paid by the Borrower.

     SECTION 6.7. NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default;

          (b) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (c) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     SECTION 6.8. YEAR 2000 COMPLIANT. The Borrower and its Subsidiaries are Year 2000 Compliant as of the Closing Date, and shall remain Year 2000 Compliant at all times thereafter. For purposes of this Agreement, the term "Year 2000 Compliant" shall mean the ability of the material software and other material processing capabilities of the Borrower and its Subsidiaries to correctly interpret and manipulate all data, in whatever form including printed form, screen displays, financial records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software of other processing capabilities to recognize accurately the year 2000 or subsequent dates.


                                   ARTICLE 7.
                               NEGATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Aggregate Revolving Credit Commitment remains in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document, it shall not and (except in the case of Section 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

     SECTION 7.1. FINANCIAL CONDITION COVENANTS.

          (a) MINIMUM QUICK RATIO. Permit the Quick Ratio on the last day of any fiscal quarter of the Borrower to be less than 1.5 to 1.0.

          (b) MAXIMUM TOTAL LIABILITIES TO TANGIBLE NET WORTH. Permit the ratio of Total Liabilities to Tangible Net Worth as of the last day of any fiscal quarter of the Borrower to be greater than 0.5 to 1.0.

          (c) MINIMUM TANGIBLE NET WORTH. Permit Tangible Net Worth on the last day of any fiscal quarter of the Borrower to be less than the sum of (i) $233,700,000, plus (ii) 75 percent of the Net Income for such quarter, cumulated for each quarter beginning with the quarter ending approximately June 30, 1999, provided, however, that Net Income for any fiscal quarter shall not be added to Tangible Net Worth if it is a negative number, less (iii) any non-cash, nonrecurring charges taken by the Borrower or its Subsidiaries for the purchase of in-process technology in such fiscal quarter, plus (iv) 100 percent of the net proceeds from the issuance of any Capital Stock.

          (d) PROFITABILITY TEST. Permit (i) operating or net losses in any one fiscal quarter to exceed $10,000,000, (ii) operating or net losses in any two consecutive fiscal quarters in to exceed $15,000,000 in the aggregate, or (iii) operating or net losses in any three consecutive quarters (regardless of the magnitude of such losses); provided, however, that for purposes this covenant
(x) non-cash, nonrecurring charges taken by the Borrower or its Subsidiaries for the purchase of in-process technology, and (y) non-cash, nonrecurring charges taken against investments made by the Borrower or its Subsidiaries relating to activities of the Borrower's current material foreign subsidiary (with respect to its assets) up to the amount of $7,000,000 in the aggregate, shall not be considered in any calculation of operating or net losses.

          (e) MINIMUM UNRESTRICTED CASH AND INVESTMENTS. Permit Net Cash, at any time, be less than $75,000,000.

     SECTION 7.2. LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower and its Subsidiaries under this Agreement and the other Credit Documents, and other Indebtedness of the Borrower arising pursuant to Interest Rate Agreements, currency hedging agreements and foreign exchange contracts to which any Lender or Affiliate thereof is a party;

          (b) Indebtedness listed on Schedule 7.2 and any refinancings, refundings, renewals or extensions thereof; provided, that (x) the aggregate principal amount of replacement Indebtedness is not greater than the principal amount of the Indebtedness being so replaced and (y) the terms of such replacement Indebtedness are, in the aggregate, no less favorable to the Borrower or such Subsidiary than the terms of the Indebtedness being so replaced;

          (c) Financing Leases, synthetic leases and purchase money Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the acquisition of tangible or intangible assets, and Indebtedness incurred by the Borrower or any of its Subsidiaries to refinance such Financing Leases, synthetic leases and purchase money Indebtedness, in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

          (d) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary not to exceed $10,000,000 (in the net aggregate) at any one time outstanding;

          (e) Permitted Subordinated Indebtedness of the Borrower;

          (f) Indebtedness of the Borrower in respect of unsecured standby and commercial letters of credit issued in an aggregate face amount (including, without limitation, any reimbursement obligations owing in respect thereof) not to exceed $10,000,000 at any one time outstanding; and

          (g) additional Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding.

     SECTION 7.3. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (f) Liens related to precautionary UCC financing statement filings regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

          (g) Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of set off held by such banking institutions in the ordinary course of business and which are within the general parameters customary in the banking industry);

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and

          (i) Liens listed on Schedule 7.3, securing Indebtedness permitted by
     Section 7.2, provided, that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (j) purchase money Liens (including the interest of a lessor under a Financing Lease) and Liens to which any Property is subject at the time of the acquisition thereof securing Indebtedness permitted by Section 7.2(c) and limited in each case to the property purchased or subject to such lease;

          (k) any attachment or judgment Lien the existence of which does not constitute an Event of Default under paragraph (g) of Article 8; and

          (l) additional Liens securing Indebtedness which, in the aggregate with the amount guaranteed pursuant to any Guarantee Obligation created in reliance upon the provisions of Section 7.4, does not exceed $30,000,000; provided, that no Default or Event of Default has occurred and is continuing at the time that such Indebtedness is incurred.

     SECTION 7.4. LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations listed on Schedule 7.4;

          (b) Guarantee Obligations arising on account of obligations, warranties and indemnities which (i) are not with respect to Indebtedness of any Person, (ii) have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted by
     Section 7.6 and (iii) are not for the benefit of or in favor of an Affiliate of the Borrower or any of its Subsidiaries;

          (c) Guarantee Obligations of the Borrower in respect of obligations of any of its Subsidiaries;

          (d) Guarantee Obligations with respect to obligations, warranties and indemnities (other than with respect to Indebtedness) arising in the ordinary course of business;

          (e) Guarantee Obligations constituting Investments pursuant to Section 7.8; and

          (f) additional Guarantee Obligations of the Borrower and its Subsidiaries in respect of obligations which does not exceed $30,000,000; provided, that no Default or Event of Default has occurred and is continuing at the time that such Guarantee Obligation is incurred; and provided, further, that the aggregate amount of additional Indebtedness permitted under Section 7.2(g) and the Guarantee Obligations permitted under this Section 7.4(f) shall in no event exceed in the aggregate $30,000,000.

     SECTION 7.5. LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided, that a wholly owned Subsidiary shall be the continuing or surviving corporation); and

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary of the Borrower; and

          (c) the Borrower may be merged or consolidated with or into any other Person; provided, that (i) the Borrower shall be the continuing or surviving corporation, and (ii) at least 30 days prior to such merger or consolidation, the

Borrower shall have submitted pro forma financial statements to the Administrative Agent and the Lenders demonstrating to the reasonable satisfaction of the Lenders that the Borrower shall be in compliance with all covenants contained in this Article 7 immediately following the proposed merger.

     SECTION 7.6. LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

          (a) the sale of inventory in the ordinary course of business;

          (b) the sale or other disposition of obsolete or worn out property;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (f) leases of owned real property and subleases of leased real property, to the extent such leases and subleases have anticipated annual rentals of less than $10,000,000 each; provided, however, leases and subleases of real property among the Borrower and its subsidiaries or among such subsidiaries shall be permitted without regard to anticipated annual rentals;

          (g) sales permitted by Sections 7.5 or 7.9; and

          (g) the sale or other disposition of property, business or assets with a value not exceeding 5% of the consolidated Tangible Net Worth in any fiscal year.

     SECTION 7.7. LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that, during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make Restricted Payments with respect to (a) employee or director stock options, stock incentive plans or restricted stock plans of the Borrower, (b) the purchase from time to time by the Borrower of its common stock (for not more than market price) with the proceeds of the exercise by grantees under any equity-based incentive plan (c) other purchases from time to time by the Borrower of its common stock not to exceed $10,000,000 in the aggregate since the date hereof and (d) transactions otherwise permitted pursuant to Section 7.13.

     SECTION 7.8. LIMITATION ON INVESTMENTS. Make any Investment (other than Investments for which and to the extent that the consideration is capital stock of the Borrower or its Subsidiaries) in any Person after the Closing Date, except:

          (a) Investments in accordance with the Borrower's investment policy adopted by the Board of the Borrower and amended from time to time with the approval of the Administrative Agent;

          (b) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (c) Investments on account of intercompany loans which are permitted by Section 7.2(d);

          (d) extensions of trade credit in the ordinary course of business and endorsement of negotiable instruments for deposit or collection or similar transactions;

          (e) loans and advances to employees of the Borrower and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (f) Investments in joint ventures or the capital stock, assets, obligations or securities of or other interests in Persons (i) not exceeding $25,000,000 in the aggregate in any fiscal year if there are any Loans outstanding hereunder at the time of the relevant Investment; provided, however, that the Borrower shall during the time such Loans are outstanding maintain a balance of Investments permitted by paragraph (a) above of at least $50,000,000; and (ii) not exceeding $50,000,000 in the aggregate in any fiscal year if there are no Loans outstanding under this Agreement at the time of the relevant Investment; and

          (g) Investments accepted in connection with a sale of assets or other property permitted under this Agreement.

     SECTION 7.9. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, that nothing contained herein shall be deemed to prohibit (i) employment or compensation agreements or other arrangements with officers or directors of the Borrower or any of its Subsidiaries which have been approved by the Board of Directors of the Borrower or any committee of the disinterested directors of the Borrower,
(ii) existing management agreements, (iii) stock options and awards granted to employees and directors of the Borrower or any of its Subsidiaries under existing Plans or other employee benefit Plans, and (iv) any contract or transaction providing for indemnification of officers or directors of the Borrower or any of its Subsidiaries from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity.

     SECTION 7.10. LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than any such transactions relating to the sale and lease of equipment upon terms and subject to conditions satisfactory to the Administrative Agent to the extent that the aggregate fair market value of all equipment sold does not exceed $20,000,000.

     SECTION 7.11. LIMITATION ON CHANGES IN FISCAL YEAR OR ACCOUNTING TREATMENT. Make any material change in accounting treatment and reporting practices or tax reporting treatment, except as required or permitted by GAAP and disclosed to the Lenders and the Administrative Agent.

     SECTION 7.12. LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, which would not reasonably be considered to be related to (or an extension of) the businesses in which the Borrower and its Subsidiaries are engaged on the date hereof.

     SECTION 7.13. NO NEW RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Agree to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind (except that restrictions may exist as to the transfer of up to $10,000,000 in the aggregate at any one time) on the ability of any Subsidiary to:

          (a) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock;

          (b) make any other distribution or transfer of funds or assets to the Borrower; or

          (c) make loans or advances to or other Investments in, or pay any Indebtedness or other obligation owing to, the Borrower.


                                   ARTICLE 8.
                                EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) the Borrower shall default in the observance or performance of the financial condition covenants contained in Section 7.1 hereof; or

          (c) the Borrower shall default in the observance or performance of any covenant or agreement contained herein (other than payment covenants referred to in clause (a) above or the financial covenants referred to in clause (b) above) or in any other Credit Document on its part to be performed or observed and any such failure shall remain unremedied for thirty days after written notice thereof shall have been given to the Borrower by the Administrative Agent; or

          (d) any representation or warranty made or deemed made by the Borrower herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $5,000,000; or

          (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbounded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount in excess of $5,000,000; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a net liability (after reduction for the amount of any applicable insurance coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) any Change of Control shall occur; or

          (j) a change in circumstance or condition shall occur which, in the reasonable judgment of the Required Lenders, may have a Material Adverse Effect;

then, and in any such event, (A) if such event is a Bankruptcy Event with respect to the Borrower, automatically each of the Aggregate Revolving Credit Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Aggregate Revolving Credit Commitment to be terminated forthwith, whereupon such Commitment shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation and subject to the paragraph below, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in one or more cash collateral accounts opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit issued for the account of the Borrower, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

     Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                                   ARTICLE 9.
                            THE ADMINISTRATIVE AGENT



     SECTION 9.1. APPOINTMENt. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Credit Documents. Each such Lender hereby further irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth with respect to it herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

     SECTION 9.2. DELEGATION OF DUTIEs. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorneys in-fact selected by it with reasonable care.

     SECTION 9.3. EXCULPATORY PROVISIONs. None of the Administrative Agent, nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower.

     SECTION 9.4. RELIANCE BY ADMINISTRATIVE AGENt. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The

Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     SECTION 9.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice from any Lender or the Borrower, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 9.6. NON-RELIANCE ON ADMINISTRATIVE AGENT, AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that such Lender has, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 9.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably (according to the percentage which the Revolving Credit Commitment of such Lender constitutes of the Aggregate Revolving Credit Commitment on the date on which indemnification is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, in any way relating to or arising out of, the Aggregate Revolving Credit Commitment, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     SECTION 9.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its respective Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent was not the Administrative Agent hereunder and under the other Credit Documents. With respect to the Loans and other extensions of credit made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it was not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its respective individual capacity.

     SECTION 9.9. SUCCESSOR AGENT. The Administrative Agent may resign as such upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as "Administrative Agent" under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided, that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Administrative Agent shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the rights, powers and duties of the former Administrative Agent as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any resignation of the retiring Administrative Agent as Administrative Agent the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

     SECTION 9.10. SYNDICATION AGENT. Bank of America, N.A. as Syndication Agent has no right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, Bank of America, N.A. as Syndication Agent does not have, and shall not be deemed to have, any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on Bank of America, N.A. as Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                  ARTICLE 10.
                                  MISCELLANEOUS

     SECTION 10.1. AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower directly affected thereby written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

               (i) without the consent of each Lender directly affected thereby, (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (B) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (C) increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment;

               (ii) without the written consent of all the Lenders, (A) amend, modify or waive any provision of this Section, (B) reduce the percentage specified in the definition of Required Lenders, or (C) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents;

               (iii) without the prior written consent of the Issuing Lender with respect, thereto, amend, supplement or otherwise modify any provisions of or directly application to any Letter of Credit; or

               (iv) amend, modify or waive any provision of Article 9 without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     SECTION 10.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and to Lenders as the addresses set forth below the signature blocks at the end of this Agreement, or to such other address as may be hereafter notified by the respective parties hereto:

      The Borrower:             Advanced Fibre Communications, Inc.
                                One Willow Brook Court
                                Petaluma, CA 94954
                                Attention: Peter Donahower, Treasurer
                                Fax:     (707) 792-4275


      The Administrative Agent: Banque Nationale de Paris
                                180 Montgomery Street
                                San Francisco, CA 94108
                                Attention: Jennifer Cho, Vice President
                                Fax:     (415) 296-8954


provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Sections 2.2, 2.6, 2.7, 2.8, or 2.13(b) shall not be effective until received.

     SECTION 10.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 10.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     SECTION 10.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its respective out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of the counsel to the Administrative Agent in an amount not exceeding $10,000, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including in the case of enforcement or workout, without limitation, the fees and disbursements of the several counsel (including allocated costs of in-house legal services) to the Lenders, and the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Administrative Agent, and the Syndication Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, and the Syndication Agent (including their respective Affiliates, employees, officers, directors, shareholders and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and the other transactions contemplated hereby, or the use of the proceeds of the Loans and other extensions of credit hereunder and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental, Health or Safety Requirements of Law applicable to the operations of the Borrower, any of its Subsidiaries or any Property (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall not be obligated hereunder to the Administrative Agent, the Syndication Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Syndication Agent or any such Lender (as the case may be). The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

     SECTION 10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, the Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other extension of credit for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clause
(ii) of the proviso to Section 10.1 or, to the extent that such Lender would have the right to vote on any matter specified therein, clause (i) of such proviso. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided, that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and
2.17 with respect to its participation in the Revolving Credit Commitments, Loans and other extensions of credit outstanding from time to time as if it was a Lender; provided, that, in the case of Section 2.16, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender, (ii) with the consent (which shall not be unreasonably withheld) of the Administrative Agent and the Borrower (except that during the continuation of an Event of Default the consent of the Borrower shall not be required), to any additional bank or financial institution (any assignee described in clause (i) or (ii), an "Assignee") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender, by the Administrative Agent and the Borrower) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided, that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this Section, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in paragraph (e) of
Article 8 shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time and the L/C Obligations (including Letters of Credit and Reimbursement Obligations) outstanding from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) Subject to Section 10.15, the Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     SECTION 10.7. ADJUSTMENTS; SETOFF.

          (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under the Revolving Credit Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations owing to it under the Revolving Credit Commitment or interest thereon, such benefited Lender shall purchase for cash from the other Lender such portion of each such other Lender's similar Loans or Reimbursement Obligations or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold the Revolving Credit Commitment; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 10.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     SECTION 10.9. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.10. INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

     SECTION 10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
CALIFORNIA.

     SECTION 10.12. SUBMISSION TO JURISDICTION WAIVERS. The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and for its property to the non-exclusive jurisdiction of any California State or federal court sitting in San Francisco, California, and any competent court of the jurisdiction of organization of the Borrower (a "local court"), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or local court or, to the extent permitted by law, in such federal court and waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of the Borrower;

          (c) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law (including, without limitation, by the mailing of copies of such process to the Borrower by certified or registered air mail at its address referred to in Section 10.2) or shall limit the right to sue in any other jurisdiction;

          (d) agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     SECTION 10.13. ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Administrative Agent, Syndication Agent, or any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     SECTION 10.14. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 10.15. CONFIDENTIALITY. Subject to Section 10.6(f), the Administrative Agent and the Lenders shall hold all non-public information obtained pursuant to the requirements hereof and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, assignee or participant in connection with the contemplated transfer or participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process or any applicable Requirement of Law, or to its accountants, lawyers and other advisors, and shall require any such offeree, assignee or participant to agree to comply with this Section and cause its lawyers (except in the case of enforcement proceedings or litigation), accountants and advisors to comply with this Section. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, that each offeree shall be required to agree that if it does not become an assignee or participant it shall return all materials furnished to it by the Borrower in connection herewith.

     IN WITNESS WHEREOF, the parties hereto have caused is Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        LENDERS:

ADVANCED FIBRE COMMUNICATIONS,          BANQUE NATIONALE DE PARIS,
a Delaware corporation, as Borrower.    a French banking association, as Lender


/s/ Peter A. Darbee                     /s/ Jennifer Y. Cho    /s/ Stuart Darby
-------------------------------------   ----------------------------------------
By: Peter A. Darbee                     By: Jennifer Y. Cho       Stuart Darby
Title: Vice President & CFO             Title: Vice President     Assistant
                                                                  Vice President
BANQUE NATIONALE DE PARIS,              Revolving Credit Commitment: $25,000,000
a French banking association, as        Revolving Credit Percentage: 50%
Arranger and Administrative Agent       Notice Address:
                                        180 Montgomery Street
                                        San Francisco, CA  94104

                                        BANK OF AMERICA N.A,
                                        a national banking association,
                                        as Lender

/s/ Jennifer Y. Cho    /s/ Stuart Darby
---------------------------------------
By: Jennifer Y. Cho        Stuart Darby
Title: Vice President      Assistant Vice President


BANK OF AMERICA N.A.                    /s/ Michael J. McCutchin
a national banking association,         ----------------------------------------
as Syndication Agent                    By: Michael J. McCutchin
                                        Title: Managing Director


                                        Revolving Credit Commitment: $25,000,000
/s/ Michael J. McCutchin                Revolving Credit Percentage: 50%
-------------------------------------   Notice Address:
By: Michael J, McCutchin                Mail Code: CA5-705-41-01
Title: Managing Director                555 California Street, 41st Floor
                                        San Francisco, CA  94104-1503

                                    EXHIBIT A
                                   DEFINITIONS

     "Administrative Agent": as defined in the preamble hereto, together with any successor Administrative Agent selected pursuant to this Agreement.

     "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Revolving Credit Commitment": $50,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

     "Agreement": this Amended and Restated Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "Applicable Margin": (a) 0.00% per annum for all Base Rate Loans and (b) 1.50% per annum for all LIBO Loans.

     "Application": an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

     "Assignee": as defined in Section 10.6(c).

     "Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) the sum of (i) the product of such Lender's Revolving Credit Commitment Percentage and the aggregate principal amount of all Loans outstanding at such time and (ii) the product of such Lender's Revolving Credit Commitment Percentage and all L/C Obligations outstanding at such time.

     "Bankruptcy Event": any event described in paragraph (f) of Article 8.

     "Base Rate": for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 0.5 percent. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

     "Borrower": as defined in the preamble hereto, together with is successors and assigns.

     "Borrowing Date": any Business Day specified in a Notice of Borrowing as a date on which the Borrower requests the Lenders to make Loans hereunder.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close (a) in New York, New York or San Francisco, California and (b) in the case of LIBO Loans, in London, England.

     "Capital Stock": any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "CERCLA": the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

     "CERCLIS": as defined in Section 5.15(f).

     "Change of Control": the occurrence of the following: any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) beneficially owns, directly or indirectly, more than 25% of the total voting power of the voting stock of the Borrower.

     "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall be satisfied.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Commercial Letter of Credit": means any letter of credit issued for the account of the Borrower for the purpose of providing the primary payment mechanism through the presentation of documents for the purchase of materials, goods or services by the Borrower or its Subsidiaries.

     "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate as provided herein.

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Contaminant": any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined under Environmental, Health or Safety Requirements of Law.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Documents": this Agreement, the Note and any other agreement, instrument or certificate delivered by the Borrower to the Lenders, to any Issuing Lender, or to the Administrative Agent in connection with this Agreement, any Loan or any Letter of Credit.

     "Current Liabilities": for any period, the current liabilities on a consolidated basis of the Borrower and its Subsidiaries, calculated in accordance with GAAP and in a manner consistently applied with the presentation of "current liabilities" in the Borrower's consolidated balance sheet for the fiscal year ending December 31, 1998. For purposes of this Agreement, Current Liabilities shall include the L/C Obligations and the outstanding principal amount of the Loans.

     "Default": any of the events specified in Article 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Dollars" and "$": dollars in lawful currency of the United States of America.

     "Environmental, Health or Safety Requirements of Law": all Requirements of Law derived from or relating to foreign, European Union, United States federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements of Law, each as from time to time hereafter in effect.

     "Environmental Lien": a Lien in favor of any Governmental Authority for any
(i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "Environmental Property Transfer Acts": any applicable Requirement of Law that, for environmental reasons, conditions, restricts, prohibits or requires any notification, Remedial Action or disclosure triggered by the closure of any Property, the transfer, sale or lease of any Property or deed or title for any Property or any change in the direct or indirect ownership or control of any Property, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Transfer Acts".

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default": any of the events specified in Article 8, provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Exchange Act": the Securities Exchange Act of 1934 (as amended from time to time) and any successor statute.

     "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other similar obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Indebtedness": of any Person at any date (and without duplication), (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases and synthetic leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and
(e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided, however, that for purposes of calculating compliance with the financial covenants contained in Section 7.1 only, the term "Indebtedness" shall include only such obligations which would be reflected in a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.

     "Intangible Assets": assets that are considered intangible assets under GAAP, consistently applied, including goodwill, organization expense, patents, trademarks, trade names, copyrights, excess of cost over book value.

     "Intellectual Property": as defined in Section 5.9.

     "Interest Payment Date": (a) as to any Base Rate Loan, the first Business Day of each January, April, July and October for the fiscal quarter ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and the Termination Date, (b) as to any LIBO Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any LIBO Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business Day) and the last day of such Interest Period.

     "Interest Period": with respect to any LIBO Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBO Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent delivered by 11:00 a.m. San Francisco time not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

          (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Interest Rate Agreement": any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Person which is designed to provide protection against fluctuations in interest rates, and any renewals thereof or substitutions therefor.

     "Investment": any (a) advance, loan, extension of credit or capital contribution to, or (b) purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or similar investment in, any Person.

     "ISP98": the International Standby Practices promulgated by the Institute of International Banking, Law and Practice.

     "Issuing Lender": with respect to any Letter of Credit, Banque National de Paris or Bank of America, N.A., as applicable, in its capacity as issuer thereof.

     "Issuing Lender's Risk Participation": with respect to each Letter of Credit, the portion of an Issuing Lender's risk participation in such Letter of Credit as provided in Section 3.4.

     "L/C Commitment": $10,000,000, as such may be reduced from time to time pursuant to this Agreement.

     "L/C Fee Payment Date": the last Business Day of each March, June, September, and December.

     "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender with respect thereto.

     "Lenders": the collective reference to each Issuing Lender and each bank or other financial institution holding a Revolving Credit Commitment hereunder (or, after the last day of the Commitment Period, having any outstanding Loans or any interest in any L/C Obligation hereunder); collectively, the "Lenders".

     "Letters of Credit": as defined in Section 3.1(a).

     "Liabilities and Costs": all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

     "LIBO Base Rate": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the "British Bankers' Association Interest Settlement Rates" for deposits in Dollars for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); provided, that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

     "LIBO Loans": Loans the rate of interest applicable to which is based upon the LIBO Rate.

     "LIBO Rate": with respect to each day during each Interest Period pertaining to a LIBO Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%, if the LIBO Reserve Requirements are greater than zero):

                                 LIBO Base Rate
                        --------------------------------
                        1.00 - LIBO Reserve Requirements

     "LIBO Reserve Requirements": for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of eurocurrency liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBO Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States of America office of any bank to United States of America residents).

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Loans": as defined in Section 2.1. Loans may be Base Rate Loans or LIBO Loans.

     "Material Adverse Effect": a material adverse effect on (i) the business, financial condition, operations, financial performance or properties of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Credit Documents or (iii) the ability of the Lenders or the Administrative Agent to enforce the Credit Documents.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "Net Cash": for any time of determination, the amount equal to the value of the Borrower and its subsidiaries' unrestricted cash, cash equivalents and short term readily marketable securities less (a) the principal amounts of all outstanding Loans and (b) the aggregate available amounts of all outstanding Letters of Credit.

     "Net Income": for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

     "1998 Agreement": Revolving Credit Agreement, dated July 30, 1998, entered into by the Administrative Agent, the Syndication Agent, the Lenders and the Borrower, as amended by that First Amendment to Revolving Credit Agreement, dated February 1, 1999.

     "Non-Excluded Taxes": as defined in Section 2.16(a).

     "Notes": the promissory notes referred to in Section 2.4(e), the form of which is attached to this Agreement as Exhibit B.

     "Notice of Borrowing": with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit D hereto, (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit E hereto, and (c) any continuation of LIBO Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit F hereto.

     "NPL": as defined in Section 5.15(f).

     "Participant": as defined in Section 10.6(b).

     "Payment Account": the demand account in the name of the Borrower maintained at the Bank of the West, San Francisco Branch, Account Number 064000904.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Subordinated Indebtedness": any future Indebtedness incurred by the Borrower and/or any Subsidiary which is fully subordinated to all obligations of the Borrower to the Lenders and the Administration Agent hereunder in a manner and subject to such documentation as shall be satisfactory to the Lenders in their reasonable judgment.

     "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its office in New York City.

     "Property": any real or personal property, including plant, building, facility, structure, underground storage tank or unit, equipment, inventory, general intangible, receivable, or other asset owned, leased or operated by the Borrower or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

     "Quick Ratio": for any fiscal quarter, the ratio of (a) the sum of (i) unencumbered cash, (ii) unencumbered Cash Equivalents and (iii) unencumbered receivables of the Borrower or its Subsidiaries for such period for products and services provided in the normal course of the Borrower's business, less any reserves maintained by the Borrower or its Subsidiaries in connection with such receivables, to (b) Current Liabilities of the Borrower and its Subsidiaries for such period.

     "Register": as defined in Section 10.6(d).

     "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "Reimbursement Obligation": with respect to a Letter of Credit, the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section
3.5 for amounts drawn under such Letters of Credit issued by it.

     "Release": release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

     "Remedial Action": actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

     "Required Lenders": at any time, Lenders having Revolving Credit Commitment Percentages which aggregate more than 66-2/3% of the sum of the Aggregate Revolving Credit Commitment then in effect (or, if such commitment has expired or terminated, of the sum of the aggregate outstanding principal of all Loans and the L/C Obligations.

     "Requirement of Law": as to any Person , any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer": with respect to the Borrower, the chief executive officer, chief operating officer, senior vice president for finance and administration or chief financial officer of the Borrower or, with respect to financial matters, the senior vice president for finance and administration, chief financial officer, treasurer or controller of the Borrower.

     "Restricted Payments": as defined in Section 7.7.

     "Revolving Credit Commitment": as to any Lender, its obligation to make Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name below such Lender's signature block on the Agreement.

     "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment (or, at any time after the Aggregate Revolving Credit Commitment shall have expired or terminated, the Revolving Credit Commitment Percentage of such Lender immediately prior to such expiry or termination).

     "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent": when used with respect to any Person, means that at the time of determination, (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), and (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured, and (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature, and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "Standby Letter of Credit": as defined in Section 3.1(b).

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Syndication Agent": as defined in the preamble hereto.

     "Tangible Net Worth": as of any date of determination thereof, the consolidated total assets of the Borrower and its Subsidiaries (excluding Intangible Assets) minus Total Liabilities of the Borrower and its Subsidiaries, determined in accordance with GAAP, consistently applied.

     "Termination Date": July 27, 2000, subject to any extension that may be granted pursuant to Section 2.1(b).

     "Total Liabilities": as of any date of determination, the consolidated total liabilities of the Borrower and its Subsidiaries that should be reflected as liabilities in a consolidated balance sheet of the Borrower and its Subsidiaries as at that date prepared in accordance with GAAP, consistently applied, provided that for purposes of paragraph (b) of Section 7.1 only, the term "Total Liabilities" shall include off-balance sheet Indebtedness.

     "Transferee": as defined in Section 10.6(f).

     "Type": as to any Loan, its nature as an Base Rate Loan or a LIBO Loan.

     "UCC": the Uniform Commercial Code, as from time to time hereafter in effect in the State of California.

     "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

     "Year 2000 Compliant": as defined in Section 6.8.

                                    EXHIBIT B
                          FORM OF REVOLVING CREDIT NOTE

U.S. $__________                                                          [Date]
                                                            Petaluma, California


     For value received, Advanced Fibre Communications, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Lender"), on the Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of ____________________ Dollars ($__________) or (ii) the sum of the unpaid principal amount of all amounts loaned by the Lender to the Borrower under this Note as Revolving Credit Loans under the Credit Agreement. The principal amount which can be borrowed under this Note (including L/C Obligations), when aggregated with the principal amount which can be borrowed under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed the Aggregate Revolving Credit Commitment set forth in the Credit Agreement.


     The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 among the Borrower, the financial institutions from time to time parties thereto as Lenders, Banque Nationale de Paris in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and Bank of America, N.A., in its capacity as Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

     This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

     All payments of principal and interest in respect of this Note shall be made on the date and at the place due, to the Administrative Agent in lawful money of the United States of America in same day funds.

     This Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of California.

     The Lender shall record in accordance with its usual practice the date and amount of each Revolving Credit Loan made hereunder, and the date and amount of each payment of principal; provided, that the failure to record any such amount shall not limit or otherwise affect the obligation of the Borrower to repay the Lender the outstanding principal amount evidenced by this Note together with accrued interest thereon in accordance with the terms of the Credit Agreement.

     Upon the occurrence of an Event of Default set forth in paragraph (f) of
Article 8 of the Credit Agreement as applied to the Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

     The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.


                                        Advanced Fibre Communications, Inc.


                                        ----------------------------------------
                                        By:
                                        Title

                                    EXHIBIT C
                              FORM OF LEGAL OPINION

                                  July 29, 1999


Banque Nationale de Paris


Bank of America, N.A.


     Re: Amended and Restated Revolving Credit Agreement with Advanced Fibre
         Communications, Inc.


Ladies and Gentlemen:


     This opinion letter is furnished to you pursuant to Section 4.1(e) of the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (the "Credit Agreement"), among advanced Fibre Communications, Inc. as borrower (the "Company"), Banque Nationale de Paris, as Arranger and Administrative Agent, and Bank of America, N.A., as Syndication Agent (collectively the "Lenders"). We have acted as counsel for the Company in connection with the Credit Agreement. Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Credit Agreement.


     In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including those relating to the authorization, execution and delivery of the Credit Agreement. In addition, we have examined the following documents (the items referred to in subclauses (i) through (iv) below herein referred to as the "Loan Documents"):

     (i)  an executed copy of the Credit Agreement;

     (ii) the Revolving Credit Notes executed by the Company in favor of the Lenders (the "Notes");

     (iii) the Certificate of Incorporation and the Bylaws of the Company, each as in effect on the date hereof,

     (iv) an executed copy of the certificate of the Secretary of the Company dated August 12, 1999 certifying: (A) a true copy of the resolution of the Board of Directors of the Company, adopted on August 11, 1999, authorizing, among other things, the execution, delivery and performance of the Loan Documents,

     (v) an executed copy of the certificate (the "Officer's Certificate") of John A. Schofield, President and Chief Financial Officer of the Company, dated August 13, 1999;

     (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of the Company. We have also assumed that the Lenders have filed any required California state franchise, income or similar tax returns and have paid any such required state franchise, income or similar taxes. Regarding documents executed by parties other than the Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder, (ii) the due authorization, execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.

     With respect to our opinion in paragraph 1 below, we are relying solely on our review and examination of the certificates received from the Secretary of State of the States of Delaware and California, without further investigation of the corporate records of the Company.

     Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own its properties and to carry on its business as, to our knowledge, it is now conducted. The Company is qualified as a foreign corporation and in good standing under the laws of California.

     2. The Company has the corporate power and authority to enter into and perform the Loan Documents, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents.

     3. No consents, approvals or authorizations of, or notices to or filings with, any governmental authority or agency under the Delaware General Corporation Law, the laws of the State of California or the laws of the United States, as presently in effect and interpreted, are required or necessary on the part of the Company in connection with the execution and delivery by the Company of the Loan Documents.

     4. The Credit Agreement is, and the Notes when executed and declared will be the legal, valid and binding obligations of the Company, enforceable by the Administrative Agent and the Lenders against the Company in accordance with their respective terms.

     5. The execution and delivery by the Company of the Loan Documents will not (i) violate or be in conflict with any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) violate or be in conflict with any federal or California law which to our knowledge are applicable to the Company, or the Delaware General Corporation Law, as presently in effect and interpreted, or (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal or California court, or any arbitrator or governmental agency or authority, having jurisdiction over the Company or its properties or by which the Company may be bound.

     6. Except for those matters disclosed in Schedule 5.6 to the Credit Agreement, we have no knowledge of any pending litigation or other proceedings against the Company or its properties before any court, arbitrator or governmental agency or authority that challenge the legality, validity or enforceability of the Loan Documents or which, if determined adversely to the Company, would be likely to have a Material Adverse Effect on the Company.

     Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Loan Documents (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion.

     This opinion is limited to the laws of the State of California, the General Corporation Law of the State of Delaware and applicable federal laws of the United States, and we express no opinion herein with respect to the effect or applicability of the laws of other jurisdictions.

     Our opinions in paragraph 3 above and in clause (ii) of paragraph 5 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Loan Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, securities laws or tax laws, or any local law. Further, we express no opinion as to compliance or noncompliance by the Lenders with any federal, state or other law (i) requiring a Lender to be licensed as a bank or other financial institution, (ii) pertaining to matters regulating the assets held by a Lender on the basis of portfolio requirements or a Lender's capitalization, such as loan limits and capital adequacy requirements, and (iii) otherwise applicable to the Lenders and relating to their legal or regulatory status or the nature of their business.

     The opinions set forth above are subject to the following qualifications, assumptions, limitations and exceptions.

     (a) The validity, binding nature and enforceability of the Company's obligations under the Loan Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally;
(ii) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (iii) without limiting the generality of the foregoing, the effect of California court decisions and statutes which indicate that provisions of the Loan Documents which permit the

Administrative Agent or any other person or entity ("Person")to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the protection of the Administrative Agent or such other Person.

     (b) We also express no opinion as to the title of the Company to any property or regarding the creation, attachment, perfection or priority of any security interests in any collateral.

     (c)  We express no opinion as to:

          (1) the enforceability of provisions of the Loan Documents pursuant to which the Company agrees to make payments without set-off, defense or counterclaim;

          (2) provisions purporting to require the award or payment of attorneys' fees, expenses or costs in any action where the Administrative Agent or the Lenders (as appropriate) are not the prevailing party, or the impact of California Civil Code ("CC") Section 1717 11 et seq. on any such provisions;

          (3) under certain circumstances, provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or another remedy or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

          (4) provisions prohibiting waivers of any terms or provisions of any of the Loan Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing to the extent such provisions are inconsistent with applicable law;

          (5) the enforceability under certain circumstances of provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts or where such indemnification or contribution is contrary to public policy or prohibited by law;

          (6) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Loan Documents;

          (7)  Section 10.12(e) of the Credit Agreement

          (8) provisions providing for an increase in the rate of interest or imposing a late charge or penalty in the event of delinquency or default;

          (9) provisions purporting to waive statutory or common law rights, including the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default, and provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights and defenses to obligations, in each case to the extent such rights or defenses are not waivable under applicable law;

          (10) provisions purporting to waive any applicable statutes of limitation; and

          (11) provisions authorizing the Leaders to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by the Lenders to or for the account of the Company.

     (d) Our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (c) Insofar as this opinion letter concerns the law of the State of California limiting the rates of interest legally chargeable or collectible, we have relied upon our understanding that each Lender is a subsidiary of a bank holding company or is a bank organized under the laws of the United States or any State thereof or a foreign (other nation) bank described in Section 1716 of the California Financial Code meeting the criteria for exemption set forth therein and, as a result thereof, is exempt from the restrictions of Section 1 of Article XV of the Constitution of the State of California relating to rates of interest upon the loan of money. We further assume in this regard that all Loans have been and will be made by the Lenders for their own account and without intent to circumvent otherwise applicable interest rate limitations under California law and that there is no present express or implied agreement or plan to sell participations or any other interest in the Loans or the Credit Agreement to any Person other than a Person that also qualifies for an exemption from the interest rate limitations of California law.

     The opinions expressed herein are solely for your benefit and for the benefit of your permitted successors and assigns pursuant to the Credit Agreement in connection with the above transactions, and such opinions may not be relied on in any manner or for any purpose by any other Person. In addition, this opinion is rendered as of the date hereof and speaks only to the original Lenders, and it shall not be deemed to have been updated to any date upon which any such other Person may rely hereon. Further, we do not undertake to advise you or such other Person of matters which occur subsequent to the date hereof and which affect the opinions expressed herein.



                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrsion, LLP

                                        BROBECK, PHLEGER & HARRISON LLP

                       ADVANCED FIBRE COMMUNICATIONS, INC.

                              OFFICER'S CERTIFICATE


To: Brobeck, Phleger & Harrison LLP

     I, JOHN A. SCHOFIELD, the PRESIDENT AND CEO of Advanced Fibre Communications, Inc. (the "Company"), hereby certify on behalf of the Company that:

     1. The representations and warranties contained in Section 5 of the Amended and Restated Revolving Credit Agreement (the "Agreement") among the Company, Banque Nationale de Paris as Arranger and Administrative Agent, and Bank of America, N.A as Syndication Agent dated as of July 30, 1999 and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date.

     2. There are no proceedings pending, threatened or contemplated for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets.

     3. All tax returns and payments due and owing with respect to the Company have been filed with or paid to the proper authorities in the State of Delaware, the State of California

     4. The execution, delivery and performance by the Company of the Credit Documents do not and will not violate, contravene or be in conflict with any applicable law or any judgment, decree, injunction or order of any court, arbitrator or governmental agency or authority binding on the Company or its assets.

     5. Except as set forth on Schedule 5.6 of the Agreement, there are no actions, suits or proceedings pending or, to the best of our knowledge, threatened against or affecting the Company or the properties of the Company before any court, board of arbitration, governmental agency or authority which challenge the validity or enforceability of the Credit Documents or which, if determined adversely to the Company, would be likely to have a material adverse effect on the operations, properties, business or condition (financial or otherwise) of the Company.

     6. We are familiar with the content of Regulation U of the Board of Governors of the Federal Reserve System, including the definition of "margin stock" in said Regulation U. To the best of our knowledge, the proceeds of the Loans will not be used by the Company for the purpose of purchasing or carrying any "margin stock".

     7.   The Company (i) is not subject to, or is exempt from, regulation under
(A) the Federal Power Act, the Public Utility Holding Company Act of 1935 or other Federal or state laws and regulations applicable to public utilities, (B) any Federal or state laws and regulations applicable to banks, finance companies and other financial institutions, or (C) any other Federal or state laws and regulations limiting the Company's ability to borrow money; and (ii) is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940. Without limiting the generality of the foregoing, the Company neither engages or holds itself out as being engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities.

     This Certificate is made and delivered by the undersigned in accordance with in order to permit Brobeck, Phleger & Harrison LLP to issue its legal opinion in connection with the Agreement. Terms defined in the Agreement have the same meanings assigned to them therein when used herein.



     IN WITNESS WHEREOF, the undersigned officer has signed this Certificate this 13th day of August, 1999.


                                        /s/ John A. Schofield
                                        ----------------------------------------
                                        By: John A. Schofield
                                        Title: President and CEO

                                    EXHIBIT D
                     FORM OF NOTICE OF BORROWING (DRAWINGS)

To: Banque Nationale de Paris, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Advanced Fibre Communications, Inc., the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Administrative Agent and Bank of America, N.A., in its capacity as Syndication Agent.

     Pursuant to Section 2.2 of the Credit Agreement, this Notice of Borrowing ("Notice") represents the request of the undersigned Borrower (the "Borrower") to borrow on [the date hereof] __________, 19__ (the "Funding Date") from the Lenders [the principal amount of $__________, to consist of the following Loans:

     (1)  Base Rate Loan in the principal amount of $____________.

     (2) LIBO Loans in the principal following principal amounts and having the following Interest Periods: ________________________.

     Proceeds of such Loans are to be deposited on the Funding Date into the Borrower's disbursement account number __________ maintained at the office of
_________________.

     The Borrower certifies that as of the Funding Date all of the conditions precedent contained in Sections 4.2 of the Credit Agreement have been satisfied (or waived pursuant to Section 10.1 of the Credit Agreement).

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

     Dated this _____ day of _________, ____.


                                        Advanced Fibre Communications, Inc.



                                        --------------------------------------
                                        By:
                                        Title

                                    EXHIBIT E
                    FORM OF NOTICE OF BORROWING (CONVERSION)

To: Banque Nationale de Paris, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Advanced Fibre Communications, Inc., the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Administrative Agent and Bank of America, N.A., in its capacity as Syndication Agent.

     Pursuant to Section 2.8(a) of the Credit Agreement, this Notice of Borrowing (Conversion) ("Notice") represents the election of the undersigned Borrower (the "Borrower") to

     [Convert $__________ in aggregate principal amount of Revolving Credit Loans consisting of Base Rate Loans from Base Rate Loans to LIBO Loans denominated in the same currency on __________, _____. The initial Interest Period(s) for such LIBO Rate Loans is requested to be a [one][two][three][six] month period.]

     [Convert $__________ in aggregate principal amount of outstanding LIBO Rate Loans to Base Rate Loans denominated in the same currency on __________, _____.]

     The Borrower certifies that as of the Funding Date all of the conditions precedent contained in Section 4.2 of the Credit Agreement have been satisfied (or waived pursuant to Section 10.1 of the Credit Agreement).

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.


Dated this _____ day of _________, _____.


                                        Advanced Fibre Communications, Inc.



                                        ----------------------------------------
                                        By:
                                        Title

                                    EXHIBIT F
                   FORM OF NOTICE OF BORROWING (CONTINUATION)

To: Banque Nationale de Paris, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Advanced Fibre Communications, Inc., the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Administrative Agent, and Bank of America, N.A., in its capacity as Syndication Agent.

     Pursuant to Section 2.8(b) of the Credit Agreement, this Notice of Borrowing (Continuation) ("Notice") represents the election of the undersigned Borrower (the "Borrower") to continue as LIBO Loans $__________ in aggregate principal amount of Revolving Credit Loans consisting of LIBO Loans with a current Interest Period ending __________, _____. The succeeding Interest Period for such LIBO Loans is requested to be a [one][two][three][six] month period.

     The Borrower certifies that as of the Funding Date all of the conditions precedent contained in Section 4.2 of the Credit Agreement have been satisfied (or waived pursuant to Section 10.1 of the Credit Agreement).

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.


Dated this _____ day of _________, _____.


                                        Advanced Fibre Communications, Inc.



                                        ----------------------------------------
                                        By:
                                        Title

                                    EXHIBIT G
                         FORM OF COMPLIANCE CERTIFICATE

To: Banque Nationale de Paris, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Advanced Fibre Communications, Inc., the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Administrative Agent and Bank of America, N.A., in its capacity as Syndication Agent.

     Pursuant to Section 6.2(a) of the Credit Agreement, the [Chief Financial Officer] [Treasurer] [Controller] of the undersigned, solely in his capacity as such hereby certifies on behalf of the Borrower that:

     1. I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] [Controller] of the Borrower.

     2. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Certificate.

     3. There has been a review of the terms of the Credit Documents and a review in reasonable detail of the transactions and consolidated financial condition of the Borrower and its Subsidiaries during the accounting period(s) covered by the financial statements identified below. Such review [has] [has not] disclosed the existence during or at the end of such accounting period, and as at the date hereof the undersigned [does] [does not] have knowledge, of any condition or event which constitutes a Default or an Event of Default. [If such condition or event exists or existed, specify (i) nature and period of such condition or event and (ii) action being taken and/or proposed to be taken with respect thereto.]

     4. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

     A.  ____________________, dated __________
     B.  ____________________, dated __________
     C.  ____________________, dated __________
     D.  ____________________, dated __________

are true, accurate and complete copies of the aforesaid instruments and documents which constitute part of the customary books and records of the Borrower.

     5. The certificate attached as Annex I hereto demonstrates compliance by the Borrower with the negative covenants of Section 7.1 of the Credit Agreement.


Dated this _____ day of __________, ___.


                                        Advanced Fibre Communications, Inc.

                                        --------------------------------------
                                        By:
                                        Title

                                    EXHIBIT H
                        FORM OF ASSIGNMENT AND ACCEPTANCE


     ASSIGNMENT AND ACCEPTANCE dated ________, ____, between _________________ (the "Assignor") and __________________ (the "Assignee").

                             PRELIMINARY STATEMENTS

     A. Reference is made to the Amended and Restated Revolving Credit Agreement dated as of July 29, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Advanced Fibre Communications, Inc., a Delaware corporation (with its successors and permitted assigns, the "Borrower"), the institutions from time to time parties thereto as Lenders, whether by execution of the Credit Agreement or an Assignment and Acceptance, Banque Nationale de Paris, a French banking association acting through its San Francisco branch, in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "Administrative Agent") and Bank of America, N.A., in its capacity as Syndication Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

     B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a _____ percent (_____%) interest in the Aggregate Revolving Credit Commitment (the "Assigned Percentage"), together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

     NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement with respect to such Assigned Percentage, including, without limitation, the obligation to make Revolving Credit Loans and to participate in Letters of Credit.

     2. The Assignor (i) represents and warrants that as of the date hereof its Revolving Credit Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is _____% and that such Revolving Credit Commitment Percentage multiplied by the Aggregate Revolving Credit Commitments is equal to $_________; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness. sufficiency or value of the Credit Agreement, any of the other Credit Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiaries of the Borrower or the performance or observance by the Borrower or any Subsidiaries of the

Borrower, of any of such Persons' respective obligations under the Credit Agreement, any other Credit Document or any instrument or document furnished pursuant thereto.

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other Credit Documents, information, exhibits, reports, projections and forecasts that the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Credit Agreement, any other Credit Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in clauses (i) and (ii) of Paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (v) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Credit Documents are required to be performed by it as a Lender; (vii) confirms that it is an Eligible Assignee; and (viii) specifies as its address for notices the address set forth beneath its name on the signature page hereof, together with the name and address of its U.S. lending office.

     4. The effective date for this Assignment and Acceptance shall be __________, _____ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and for recording in the Register by the Administrative Agent, together with a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the [Assignor][Assignee].

     5. As of the Effective Date, provided, that the Administrative Agent accepts this Assignment and Acceptance and the Borrower accepts the Assignee pursuant to the terms of Section 10.6(c) of the Credit Agreement, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

     6. From and after the Effective Date, provided, that the Administrative Agent accepts this Assignment and Acceptance, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer "hereunto duly authorized, as of ___________, _____.


                                        [NAME OF ASSIGNOR]

                                        ----------------------------------------
                                        By:
                                        Title

                                        New Revolving Credit Commitment
                                        Percentage                        _____%
                                        New Revolving Credit Commitment   _____%

                                        [NAME OF ASSIGNEE]

                                        ----------------------------------------
                                        By:
                                        Title

                                        New Revolving Credit Commitment
                                        Percentage                        _____%
                                        New Revolving Credit Commitment   _____%

Agreed to and accept this _____ day of
__________, ____

BANQUE NATIONALE DE PARIS,
as Administrative Agent



--------------------------------------
By:
Title:



--------------------------------------
By:
Title:


ADVANCED FIBRE COMMUNICATIONS, INC.


--------------------------------------
By:
Title:

                                  SCHEDULE 1.3
                                OUTSTANDING LOANS

                                      None



                          OUTSTANDING LETTERS OF CREDIT


                                                      DATE OF               DATE OF
      ISSUING LENDER               AMOUNT             ISSUANCE             EXPIRATION
      --------------               ------             --------             ----------
Banque Nationale de Paris       US $476,891.25        11/25/98             12/30/01

Banque Nationale de Paris        PLN 6,138,000        06/29/99             10/30/99

Bank of America, N.A.            INR 5,000,000        01/22/99             10/15/99

                                  SCHEDULE 5.6
                               MATERIAL LITIGATION

                                  See attached



                              Litigation Disclosure


Marconi/RELTEC Corporation In 1997, AFC filed a lawsuit against RELTEC Corporation, alleging trade secret misappropriation, tortious interference with a contract, and related claims. RELTEC was acquired in 1999 by GEC and has changed its name to Marconi Communications, Inc.; for purposes of this footnote, reference is made only to RELTEC. The case involves RELTEC's acquisition of AFC's technology through the Borrower's Taiwan-based licensee, Vidar-SMS Co., Ltd. A pre-trial hearing is scheduled for August 27, 1999. We expect that trial will commence within 90 days after this hearing.

Stockholder Litigation AFC and various of its current and former officers and directors are parties to a consolidated lawsuit which purports to be a class action filed on behalf of certain of our stockholders (excluding the defendants and parties related to them). The lawsuit alleges that the defendants violated certain federal securities laws. The plaintiffs filed a consolidated Amended Complaint on or about January 27, 1999. Defendants' motion to dismiss the complaint is currently pending before the court. Limited discovery has occurred, and only limited discovery is expected to occur pending ruling on motion to dismiss.

                                  SCHEDULE 5.14
                              LIST OF SUBSIDIARIES

               COMPANY                               JURISDICTION OF         PERCENTAGE OF
                                                      INCORPORATION            OWNERSHIP
AFC Hong Kong                                           Hong Kong                 100%

Advanced Fibre Technology Communication, Ltd.
Hong Kong                                               Hong Kong                 100%

AFC India                                                 India                   100%

AFC North America                                       Delaware                  100%

AFC International                                      Switzerland            To be formed
                                                                          (100% will be held by
                                                                                Borrower)

                                  SCHEDULE 5.15
                              ENVIRONMENTAL MATTERS

                                      None

                                  SCHEDULE 7.2
                              LIST OF INDEBTEDNESS

                                      None

                                  SCHEDULE 7.3
                                  LIST OF LIENS

                                      None

                                  SCHEDULE 7.4
                              GUARANTEE OBLIGATIONS

                                      None

Advanced Fibre Communications, Inc.
July 29, 1999
Page 91



                                  July 29, 1999



Advanced Fibre Communications, Inc.
One Willow Brook Court
Petaluma, CA 94954

     Re: Amended and Restated Revolving Credit Agreement among Advanced Fibre Communications, Inc. (the "Company"), Banque Nationale de Paris (as "Arranger", "Administrative Agent", "Issuing Lender" and "Lender") and Bank of America, N.A. (as "Syndication Agent", "Issuing Lender" and "Lender") dated as of July 29, 1999 (the "1999 Agreement"), and

          Revolving Credit Agreement among the Company, Banque Nationale de Paris (as "Arranger", "Administrative Agent", "Issuing Lender" and "Lender") and Bank of America, N.A. (as "Co-Arranger" and "Lender") dated as of July 30, 1998, as amended (the "1998 Agreement").

Ladies and Gentlemen:

     The parties to the 1999 Agreement have signed that agreement. However, the Company has indicated that it will not be able to deliver corporate authorizing resolutions or an opinion of counsel, required under Section 4.1(b) and 4.1(e) respectively of the 1999 Agreement, until approximately August 11, 1999 (together with any other conditions contained in Section 4.01 of the 1999 Agreement which have not been satisfied, the "Open Conditions"). Until the Open Conditions have been satisfied, the Lenders have no obligation to make any advances or issue any letters of credit under the 1999 Agreement. Furthermore, the letters of credit outstanding under the 1998 Agreement (the "Outstanding Letters of Credit") will not be deemed to be issued and outstanding under the 1999 Agreement, but will continue to be deemed outstanding under the terms of the 1998 Agreement. The 1998 Agreement expires by its terms as of July 29, 1999, and, pursuant to Section 3.1(b) of the 1998 Agreement, unless the termination date for such agreement is extended, the Company is required to deliver to the Administrative Agent for the benefit of the Lenders under the 1998 Agreement cash collateral in the amount of the Outstanding Letters of Credit (the "Collateral Requirement").

     At the request of the Company, the Lenders have agreed to waive the Collateral Requirement and any other remedies or defaults under the 1998 Agreement until the earlier of (a) August 13, 1999 or (b) further written notice to the Company from the Lenders withdrawing

Advanced Fibre Communications, Inc.
July 29, 1999
Page 92


such waiver. The expectation of the Company and the Lenders is that the Company shall have satisfied the Open Conditions by not later than August 13, 1999, at which time the Outstanding Letters of Credit will be deemed issued and outstanding under the 1999 Agreement as provided in Section 1.3 of the 1999 Agreement.

     This letter and waiver does not constitute the waiver of any right that the Lenders may have under the 1998 Agreement except as expressly provided herein. Furthermore, execution and delivery by the Lenders of the 1999 Agreement does not constitute the waiver of any rights the Lenders have under the 1998 Agreement with respect to the Outstanding Letters of Credit or otherwise. The Company agrees to the terms and conditions stated in this letter. The Administrative Agent acknowledges receipt of all fees referenced in Section 4.1(f) of the 1999 Agreement and the Company acknowledges that such fees are not subject to rescission or rebate in the event that the conditions contained in
Section 4.1 of the 1999 Agreement are not satisfied by the Company. Upon satisfaction by the Company of the Open Conditions, the 1999 Agreement shall be deemed to have become effective as of July 29, 1999 and the 1998 Agreement will be deemed terminated as of such date.

BANQUE NATIONALE DE PARIS               BANK OF AMERICA, N.A.



/s/ Jennifer Y. Cho   /s/ Stuart Darby  /s/ Michael J. McCutchin
--------------------------------------  ----------------------------------------
By: Jennifer Y. Cho       Stuart Darby  By: Michael J. McCutchin
Title: Vice President     Assistant     Title: Managing Director
                          Vice President

Acknowledged and agreed to:

ADVANCED FIBRE COMMUNICATIONS, INC.



/s/ Peter A. Darbee
--------------------------------------
By: Peter A. Darbee
Title: Vice President & CFO

Advanced Fibre Communications, Inc.
July 29, 1999
Page 93


                       ADVANCED FIBRE COMMUNICATIONS, INC.

                            CERTIFICATE OF SECRETARY


     I, Amy M. Paul, Secretary of ADVANCED FIBRE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby certify, in my capacity as Secretary and not in my personal capacity, that:

1. I am the duly elected, qualified and acting Secretary of the Company on the date hereof; and

2. Attached hereto as Exhibit A is a true and complete copy of the resolution duly and validly adopted by the Board of Directors of the Company on August 11, 1999, and, except as otherwise set forth therein, such resolution is now in full force and effect, and has not been modified, amended or revoked in any respect.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 12th day of August, 1999.


ADVANCED FIBRE COMMUNICATIONS, INC.



By: /s/ Amy M. Paul
    ------------------------------------
    Amy M. Paul, Secretary

Advanced Fibre Communications, Inc.
July 29, 1999
Page 94


                                    EXHIBIT A

                                 RESOLUTIONS OF
                            THE BOARD OF DIRECTORS OF
                       ADVANCED FIBRE COMMUNICATIONS, INC.
                                 AUGUST 11, 1999


     WHEREAS, Advanced Fibre Communications, Inc. (the "Company") is party to that certain Revolving Credit Agreement dated as of July 30, 1998 between the Company, Banque Nationale de Paris ("BNP") and Bank of America, N.A. (formerly known as Bank of America, National Trust and Savings Association) ("BofA" and together with BNP and their successors and assigns the "Banks") (such agreement, as amended the "Existing Credit Agreement");

     WHEREAS, the Company desires to amend and restate the Existing Credit Agreement to provide for, among other things, the extension of such credit facility; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to so amend and restate the Existing Credit Agreement.

     NOW, THEREFORE, BE IT RESOLVED, that the Company is authorized to borrow, at any one time or from time to time, from the Banks, revolving loans in the aggregate principal amount at any time outstanding of up to $50,000,000 (the "Loans") and to request the issuance of letters of credit by the Banks;

     RESOLVED FURTHER, that the form, terms and provisions of the Amended and Restated Credit Agreement (the "Amended Credit Agreement"), together with all schedules and exhibits thereto, of which drafts were submitted to the Board of Directors, are in all respects approved;

     RESOLVED FURTHER, that the President, Chief Financial Officer, Treasurer and the Corporate Controller of this Company, any one of them acting alone (each an "Authorized Officer"), may (i) negotiate, execute and deliver for and on behalf of the Company, the Amended Credit Agreement and the other Credit Documents referred to therein to which the Company is a party, including the Notes, to be delivered thereunder, in substantially the forms hereby approved, with such changes, additions or deletions as the Authorized Officer executing the same may approve, such execution to be conclusive evidence of such approval, and (ii) negotiate, execute and deliver all other instruments, certificates, papers, agreements and other documents which the Banks or the Administrative Agent may require in connection with the Amended Credit Agreement, in such form and of such content as any such Authorized Officer shall approve, such execution to be conclusive evidence of such approval;

Advanced Fibre Communications, Inc.
July 29, 1999
Page 95


     RESOLVED FURTHER, that any Authorized Officer is hereby authorized to negotiate, execute and deliver, for and on behalf of this Company, any addendum to, amendment of, or other renewal or extension of, the Amended Credit Agreement, or any other Credit Documents at any time after the execution thereof, such addendum, amendment, renewal or extension to be in such form and of such content as shall be approved by the Authorized Officer who executes the same, such execution to be conclusive evidence of such approval;

     RESOLVED FURTHER, that any Authorized Officer, or any other officer or employee of the Company authorized in writing by an Authorized Officer, may issue borrowing instructions and direct the disbursement of any Loan proceeds;

     RESOLVED FURTHER, that any Authorized Officer, or any other officer or employee of the Company authorized in writing by any Authorized Officer, may apply for and obtain letters of credit from or through the Issuing Lenders (as defined in the Amended Credit Agreement from time to time) and sign the agreements, applications, guarantees, indemnities and other financial undertakings in connection therewith as the Issuing Lenders shall require;

     RESOLVED FURTHER, that any Authorized Officer, or any other officer or employee of the Company authorized in writing by an Authorized Officer, may open deposit, checking, money market or other accounts of any type with the Administrative Agent or Syndication Agent or the Banks;

     RESOLVED FURTHER, that any Authorized Officer, or any other officer or employee of the Company authorized in writing by an Authorized Officer, may otherwise pay any and all costs, expenses and fees, and do and perform all acts, in the name and on behalf of the Company, as such Authorized Officer deems necessary or appropriate to carry out the purposes and intent of these resolutions;

     RESOLVED FURTHER, that the authority given in these resolutions is retroactive and any and all acts authorized herein performed before the passage of these resolutions are ratified and affirmed;

     RESOLVED FURTHER, that these resolutions supersede the resolutions of the Board of Directors of the Company related to the Company's prior borrowings from the Banks; and

     RESOLVED FURTHER, that the Credit Agreement, together with its schedules and exhibits, and any and all other Loan Documents referred to therein, submitted to this meeting shall be filed by the Secretary or Assistant Secretary of the Company among the records of the Company.